UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Acquisition of BE Overseas Investment Group, LLC

On August 25, 2008, Action Products International, Inc. (the “Company”) and a newly-formed wholly owned subsidiary of the Company, Action Healthcare Products, Inc., a Florida corporation, (“AHCP”) entered into a Membership Interest Purchase Agreement to acquire all of the membership interests of B.E. Overseas Investment Group, LLC, a Florida limited liability company, owned 50% by Neil Swartz and 50% by Craig Sizer. The acquisition was closed on August 25, 2008. Under the terms of the Membership Interest Purchase Agreement, AHCP acquired all of the outstanding membership interests in B.E. Overseas Investment Group, LLC.

As consideration for the membership interests in B.E. Overseas Investment Group, LLC sold to AHCP, the Company issued an aggregate of 500,000 shares of the Company’s common stock – 250,000 to each of Mr. Swartz and Mr. Sizer. From such shares of common stock,

125,000 shares of common stock were withheld from each of Mr. Swartz and Mr. Sizer and are held in escrow. Pursuant to the terms of the escrow, Mr. Swartz and Mr. Sizer will each receive these escrowed shares if, on or before September 22, 2008, the Company receives $500,000 from the Investor in accordance with the Securities Purchase Agreement, as more fully described in Item 3.02 below. If such funds are not received by September 22, 2008, then the escrowed shares shall be returned to the Company.

The foregoing descriptions of the Membership Interest Purchase Agreement and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Membership Interest Purchase Agreement and the Escrow Agreement, which are filed as Exhibits 10.1 and 10.4, respectively, to this Form 8-K and incorporated by reference herein.

B.E. Overseas Investment Group, LLC is a merchant bank and consulting company that provides foreign companies capital and intellectual property for access to United States markets. At the time of acquisition two primary companies are included in B.E. Overseas’ investment portfolio:

•	B.E. Home Medical Products Group – Through B.E. Home Medical Products Group, B.E. has established relationships to release several electronic home health products from overseas companies.

•

Bunch of Expressions – A 50% interest in Bunch of Expressions, a uniquely modeled import and distribution company selling fresh flowers from South and Central America in the United States. Management is considering several options with respect to this particular asset.

On August 25, 2008, the Company issued a press release announcing the completion of the acquisition. The full text of such press release is attached hereto as Exhibit 99.1.

Employment Agreement for Neil Swartz

Simultaneous with the acquisition of B.E. Overseas Investment Group, LLC, Mr. Neil Swartz was appointed as the Company’s new Chief Executive Officer and Chairman of the Board. See description under Item 5.02 below.

Healthcare Products Business

The Company’s primary purpose of the acquisition of BE Overseas and the appointment of Mr. Swartz as Chief Executive Officer is to pursue additional lines of businesses in consumer products. The Company has identified healthcare products as a consumer goods business with high profit margins and growth potential and that also complements the Company’s existing consumer goods distribution infrastructure that the Company has developed with its toy business.

BE Overseas has designed a complete product launch strategy to enter the health market in the United States. The strategy includes a structure for sourcing and distributing home healthcare products focusing on targeted buyers, including chain pharmacies.

Home Healthcare Industry

The Company believes that demand for domestic home healthcare products will continue to grow during the next decade and beyond as a result of several factors, including:

•

Aging Population. Overall life expectancy continues to increase. The U.S. Department of Health and Human Services reported that the average life expectancy in the United States for men and women who reach the age of 65 is now 82 and 85, respectively. Furthermore, life expectancy in the United States at birth is now an average of 78 for men and women together. The Department also predicts that people age 65 or older will increase to 21% of the population by the year 2050.

•

Health Care Expenditures. In 2005, health care expenditures in the United States totaled $2 trillion dollars or approximately 16% of GDP. In 2016, the nation’s health care spending is projected to increase to $4.1 trillion, growing at an average annual rate of 6.8%. Over this same period, spending on health care is expected to increase to approximately 19.6% of GDP. The rising cost of health care has caused many payors of health care expenses to look for ways to contain costs. The Company believes that home health care and home medical equipment will play a significant role in reducing health care costs.

•	Technological Trends. Technological advances have made medical equipment increasingly adaptable for use in the home.

•

Distribution Channels. The changing home healthcare market continues to provide new ways of reaching the end user. The distribution network for products has expanded to include not only specialized home healthcare providers and extended care facilities but retail drug stores, surgical supply houses, mass merchandisers, direct sales and the Internet.

Home Healthcare Competition

The home healthcare market is highly competitive and the Company will face significant competition from other well-established manufacturers. The Company believes that its success in establishing and increasing market share is dependent on providing value to the customer based on the quality, performance and price of products, the range of products offered, the technical expertise of the sales force, the effectiveness of the Company distribution system, the strength of the dealer and distributor network and the availability of prompt and reliable service for its products.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

The closing of the Membership Interest Purchase Agreement and the acquisition of all of the membership interests of B.E. Overseas Investment Group, LLC, a Florida limited liability company, was completed on August 25, 2008. See description under Item 1.01 above.

Item 3.02 – Unregistered Sales of Equity Securities.

On August 25, 2008, the Company entered into a Securities Purchase Agreement with Sizer Capital Partners LP (the “Investor”), a fund controlled by Craig Sizer. Pursuant to the

Securities Purchase Agreement, the Investor will acquire, on or before September 22, 2008, 500,000 shares (the “Preferred Shares”) of newly-authorized Series A Preferred Stock (the “Preferred Stock”) for an aggregate purchase price of $500,000. If the Investor does not deliver the $500,000 purchase price by September 22, 2008, then the Company may either enforce the agreement or exercise its right to return of the 250,000 escrowed shares, as more fully described under Item 1.01 above.

Each share of Preferred Stock is convertible at the option of the Investor into one share of the Company’s common stock, subject to adjustment for stock dividends, subdivisions, reclassifications combinations or similar type events. The Preferred Stock has no preferred dividend or distribution rights, and is entitled to share in dividends and distributions on as “as-converted” basis with common stockholders. The Preferred Stock has no voting rights other than as required by law.

The foregoing descriptions of the Securities Purchase Agreement and terms of the Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement which is filed as Exhibit 10.3 to this Form 8-K and incorporated by reference herein.

The issuance is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. The Investor has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Preferred Shares are being acquired for investment. The Company has not engaged in a general solicitation or advertising with regard to the issuance of the Preferred Shares and has not offered securities to the public in connection with the issuance of the Preferred Shares.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Neil Swartz, Chairman of the Board and Chief Executive Officer

On August 25, 2008, the Company announced the appointment of Neil Swartz as Chief Executive Officer and Mr. Swartz’ appointment to the Company’s Board of Directors and designation of Mr. Swartz as the Chairman of the Board. Mr. Swartz previously served on the Company’s Board of Directors from 2002 to 2006. Mr. Swartz and the Company entered into an Employment Agreement (the “Employment Agreement”) effective as of August 25, 2008. Mr. Swartz will commence serving as the Chief Executive Officer and Chairman of the Board on September 2, 2008.

Pursuant to the terms of the Employment Agreement, Mr. Swartz will receive an annual base salary of $160,000. Mr. Swartz will be entitled to an increase of $30,000 in his annual salary if the Company achieves net cash inflow of at least $750,000 per quarter for two consecutive quarters commencing with the quarter ending December 31, 2008. Mr. Swartz will be entitled to an increase of $30,000 in his annual salary if the Company achieves actual or pro forma annual revenue of at least $12,000,000. Mr. Swartz will be entitled to an increase of $30,000 in his annual salary if the Company achieves actual or pro forma annual net profits of at least $500,000. The Board’s Compensation Committee, or if no such Committee exists, the Board may authorize the Company pay Mr. Swartz bonuses.

Mr. Swartz’ salary shall be accrued but not paid to him unless and until the Company receives $1,000,000 cash inflow from any combination of (i) the sale of equity or equity derivative securities and (ii) net cash flow from operations.

Mr. Swartz and his family will be entitled to participate in the Company’s health, disability and other benefits. The Company will pay for the cost of Mr. Swartz’ and his family’s health and dental benefits. Mr. Swartz will also be entitled to participate in the Company’s retirement plans provided to the Company’s employees generally and he will receive four weeks paid time off, in addition to holidays.

If Mr. Swartz is terminated for “cause” (as defined in the Employment Agreement) or he quits without “good reason” (as defined in the Employment Agreement), then the Company will pay him, in a lump sum, his accrued but unpaid compensation and benefits, including unused vacation time, but any other benefits under the Employment Agreement shall terminate. If Mr. Swartz is terminated without “cause” or he resigns for “good reason”, then the Company will pay him, in a lump sum, a cash amount equal to 1.5 times the amount of his base salary plus accrued and unpaid salary and reimbursable expenses, and the Company will maintain all life, health, accident, and disability plans for one year after the date of termination. Mr. Swartz will not, however, be entitled to severance if he is terminated prior to the end of December 31, 2009. In either case, Mr. Swartz will continue to be bound by the non-disclosure and non-solicitation provisions of the Nondisclosure, Restrictive Covenants and Proprietary Information and Inventions Agreement.

Mr. Swartz may terminate the agreement for “good reason” upon a change in control of the company and he is not offered the same or comparable position in the surviving company on substantially the same terms as in his Employment Agreement, or is offered such position but within 24 months after he accepts such position, his employment is terminated either without cause or for good reason.

If his employment is terminated as a result of his death or permanent disability, then Mr. Swartz or his heirs shall generally be entitled to his accrued but unpaid compensation and benefits, including unused vacation time.

Mr. Swartz (age 46) combines extensive entrepreneurial and capital recruitment experience with a firsthand knowledge of a variety of established and growth business sectors. Mr. Swartz is a CPA and earned a BS degree from Northeastern University in accounting. He started his career as a Certified Public Accountant for a prestigious top four accounting firm and was a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. Mr. Swartz’s additional business experience includes terms as Managing Director of a Mergers & Acquisition firm. Prior to that he ran an investment-banking company that worked with high growth companies preparing to go public, as well as initially providing them capital. He was Chairperson and CEO of a NASDAQ listed software company.

The foregoing descriptions of the Employment Agreement and Nondisclosure, Restrictive Covenants and Proprietary Information and Inventions Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and Nondisclosure, Restrictive Covenants and Proprietary Information and Inventions Agreement

which are filed as Exhibits 10.2 and 10.5, respectively, to this Form 8-K and incorporated by reference herein.

Ronald S. Kaplan, President and Chief Operating Officer

Simultaneous with Mr. Swartz commencing his service as the Company’s Chief Executive Officer and Chairman of the Board on September 2, 2008, Ronald S. Kaplan, the Company’s current Chief Executive Officer and Chairman of the Board will step down from those positions. Mr. Kaplan will continue as the Company’s President and Chief Operating Officer and continue to serve as a member of the Company’s Board of Directors.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement dated August 25, 2008

10.2	Employment Agreement of Neil Swartz dated August 25, 2008

10.3	Securities Purchase Agreement dated August 25, 2008

10.4	Escrow Agreement dated August 25, 2008

10.5	Nondisclosure, Restrictive Covenants and Proprietary Information and Inventions Agreement of Neil Swartz dated August 25, 2008

99.1	Press Release dated August 25, 2008 announcing acquisition of BE Overseas Investment Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT L. BURROWS
Robert L. Burrows Chief Financial Officer
Date: August 28, 2008